FORM 4 (continued)                                                  EXHIBIT 99.1

                             Joint Filer Information

Pursuant to General Instruction 4(b)(v) to Form 4, the following reporting persons (the "Reporting Persons") are covered by this joint filing:

SC IX Management LLC
SC IX.I Management LLC
Sequoia Capital IX
Sequoia Capital Entrepreneurs Fund
Sequoia Capital Entrepreneurs Annex Fund
Sequoia Capital IX Principals Fund
Mark Kvamme

The address for each Reporting Person is:

c/o Sequoia Capital
3000 Sand Hill Road
Menlo Park, CA 94025